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                                                                    EXHIBIT 10.4

                           MUTUAL INDEMNITY AGREEMENT

THIS AGREEMENT made as of the 30th day of April, 1998

 A M O N G:

                    BANK OF MONTREAL, a chartered bank established under the laws of Canada and having an office at 55 Bloor Street West, 3rd Floor, Toronto, Ontario M4W 3N5

                    (hereinafter called "BMO")

                                                              OF THE FIRST PART;

                    - and -

                    724 SOLUTIONS INC., a corporation incorporated under the laws of Ontario

                    (hereinafter called "724")

                                                             OF THE SECOND PART.

W H E R E A S:

A. In December 1990, the Ontario Ministry of Finance, Retail Sales Tax Branch published Ontario Sales Tax Information Bulletin 1-90 in which it stated that "the sale of software under a specifically negotiated and signed licence arrangement between the producer and the user is considered to be the provision of a non-taxable service."

B. In February 1994, the Ontario Ministry of Finance, Retail Sales Tax Branch published Ontario Sales Tax Information Bulletin 1-94 in which it stated that "sales of software by producers directly to users under a negotiated and signed licence arrangement between them are considered to be sales of non-taxable services."

C. On June 26, 1997 the JOB GROWTH AND TAX REDUCTION ACT, 1997, which amended the RETAIL SALES TAX ACT to establish that prescribed computer software is exempt from retail sales tax, received Royal Assent.

D. In October 1997, the Ontario Minister of Finance proposed amendments to Regulation 1012 under the RETAIL SALES TAX ACT which prescribe the circumstances in which computer software may be purchased exempt from tax (the "Proposed Amendments").

E. Effective April 30, 1998, BMO and 724 entered into a specifically negotiated and signed licence agreement (as amended, renewed and/or restated from time to time, the "Technology Licence Agreement") pursuant to which 724 agreed to licence computer software to BMO that is to be developed for BMO in 1998 and 1999 (the "Licensed Technology").


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F.   As of the date hereof, the Proposed Amendments have not been finalized by the Ministry of Finance.

G. BMO and 724 have reviewed the Proposed Amendments as they are drafted as of the date hereof and have determined that retail sales tax should not be payable in respect of any property or services to which the license fees pursuant to the Technology License Agreement relate (the "Indemnifiable Activity").

H. BMO and 724 have agreed that, notwithstanding Section 3.4 of the Technology License Agreement, they shall share, in equal amounts, any retail sales tax obligations pertaining to the license fees payable in respect of the Indemnifiable Activity.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                       ARTICLE 1 - INDEMNIFICATION OF 724

1.1 In the event that the Ontario Ministry of Finance or any other taxing authority (collectively, the "Ministry of Finance") assesses, reassesses, determines, redetermines, levies, asserts, or imposes an amount of retail sales tax, interest, penalties, expenses, fines, demands or other liabilities as a result of, arising from, in respect of, with respect to, on account of, or in connection with the Indemnifiable Activity (an "RST Obligation") against, resulting to or upon, 724, BMO agrees to reimburse, indemnify, defend and hold harmless 724 for, from and against fifty per cent (50%) of any and all such RST Obligation and fifty percent (50%) of all out-of-pocket consequential costs, expenses, claims, demands, fines, and actions, judgements, causes of action, assessments, levies or liabilities, including, without limitation, accounting and legal expenses, and any interest accrued thereon (collectively referred to as the "Related Claims").


                       ARTICLE 2 - INDEMNIFICATION OF BMO

2.1 In the event that the Ministry of Finance assesses, reassesses, determines, redetermines, levies, asserts, or imposes an RST Obligation against, resulting to, or upon, BMO, 724 agrees to reimburse, indemnify, defend and hold harmless BMO for, from and against fifty per cent (50%) of the amount of all such RST Obligation and the Related Claims.

                         ARTICLE 3 - PROCEDURAL MATTERS

GENERAL

3.1 The party which has been audited, assessed and/or reassessed or which has been informed of a pending audit, assessment and/or reassessment (proposed or otherwise), by the Ministry of Finance in respect of an RST Obligation (the "Assessed Party"), shall be


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     obligated to contest, settle, compromise or dispute such Claim in accordance with the terms hereof.

NOTIFICATION REQUIREMENTS

3.2 The Assessed Party shall notify the other party hereto (the "Other Party") of a potential claim for indemnification pursuant to Article 1 or 2 hereof (a "Potential Claim") by written notice (the "Notice of Potential Claim") after being informed by the Ministry of Finance (whether orally or in writing) that the Ministry of Finance is of the opinion, view, understanding or similar impression that an RST Obligation has not been paid or remitted. It is acknowledged and agreed that the Assessed Party shall have the right to act prudently in the defense of any such assessment, reassessment, determination, redetermination, levy, assertion, or imposition of an RST Obligation ("RST Claim") and may take all steps that it considers necessary or advisable to preserve defences available in the circumstances, even in advance of notification from the Other Party as to whether it wishes to participate in the negotiation, settlement or defense of the RST Claim. Provided, however, that the Assessed Party shall act expeditiously and in good faith in providing notice to the Other Party of any pending audit by, or meeting with, the applicable governmental authority so as to give the Other Party and its representatives the right to attend at such meetings with representatives of the Ministry of Finance if they respond expeditiously to such notice and, in particular, having regard to the obligation of the Assessed Party to respond to the applicable governmental authority on a timely basis.

3.3 The Other Party shall have the right to elect, by written notice delivered to the Assessed Party within 15 days of receipt by the Other Party of the Notice of Potential Claim, to participate in the negotiation, settlement or defense of the RST Claim.

3.4 The Assessed Party's right to indemnification shall not be prejudiced by the good faith failure of the Assessed Party to provide timely notice to the Other Party, except:

          (i) to the extent that the delay in notification is the direct cause of an increase in the RST Claim or the Related Claims otherwise payable; or

          (ii) if the steps taken by the Assessed Party in the defense of the RST Claim prior to the delivery of the Notice of Potential Claim to the Other Party has denied the Other Party the ability to mount the defense of the RST Claim in the manner it would have mounted such defense to a significant extent and such denial of opportunity is such that, objectively, the parties' ability to mount the defense of the RST Claim has been significantly impaired.

3.5 The Assessed Party and the Other Party shall co-operate fully with each other with respect to the RST Claim and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation and notice of any settlement terms proposed by the Ministry of Finance on a timely basis). The Assessed Party and the Other Party shall keep all such information provided by or on behalf of the other in the strictest confidence and shall not use such information except for purposes of the

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     negotiation, contest and/or settlement of the RST Claim or disclose such information to any person other than their employees or professional advisors where necessary for such permitted use.

NEGOTIATION, SETTLEMENT AND DEFENCE PROCEDURES

3.6 (a) If the Other Party indicates (in accordance with the provisions of Section 3.3 hereof) to the Assessed Party that it desires to participate in the defence, negotiation and settlement of the RST Claim, the following procedures shall be applicable:

          (i) The counsel to be retained to conduct such defence and settlement proceedings on behalf of the Assessed Party and, where applicable, the Other Party, shall be selected by the Assessed Party acting reasonably and in good faith (and after having given good faith consideration to such suggestions in this regard as may be made by the Other Party);

          (ii) The fees and disbursements of such counsel, together with such expert accounting and other advisors as shall be retained by such counsel to assist in the defence or settlement negotiations, shall be born equally by the Assessed Party and the Other Party (as contemplated by Articles 1 and 2 hereof);

          (iii) If the Other Party shall nonetheless desire to retain independent advisors, the fees and disbursements of such advisors shall be for the sole account of the Other Party and shall not be reimbursable in accordance with the terms hereof;

          (iv) The conduct of the defence, and any settlement of a RST Claim, shall be carried out subject to the mutual agreement of both parties. The parties shall co-operate with each other in good faith to promptly agree upon the conduct of the defence and any settlement; and

          (v) If the parties cannot agree on the conduct of the defence and any settlement, the parties shall defend the RST Claim until such time as both parties mutually agree to a settlement of the RST Claim or final resolution, including any appeals of the RST Claim. Until such final resolution, the parties shall cooperate with each other in good faith and provide any assistance reasonably requested in the circumstances (provided that any associates costs shall be considered to be "Related Costs" contemplated by Articles 1 and 2 hereof).

     (b) If the Other Party indicates (in accordance with the provisions of Section 3.3 hereof) that it does not desire to participate in the defense, negotiation and settlement of the RST Claim or if the Other Party does not respond to the Notice of Potential Claim in accordance with the provisions of Section 3.3 hereof, the following procedures shall be applicable:

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          (i)   The Assessed Party shall be entitled to conduct the negotiation, settlement and/or defense of the RST Claim as it shall determine to be appropriate in the circumstances, provided that it acts in good faith;

          (ii) The Other Party shall be bound by the results obtained by the Assessed Party with respect to the RST Claim; and

          (iii) The fees and disbursements of counsel retained by the Assessed Party to conduct such defense, negotiation and settlement proceedings, together with such expert accounting and other advisors as shall be retained by such counsel to assist in the defense or settlement negotiations, shall be born equally by the Assessed Party and the Other Party (as contemplated by Articles 1 and 2 hereof).

3.7 If any RST Claim is of a nature such that Assessed Party is required by applicable law to make a payment to the Ministry of Finance before the completion of settlement negotiations or related legal proceedings, the Assessed Party may make such payment and the Other Party shall, after demand by the Assessed Party, reimburse the Assessed Party for such payment (in accordance with Article 1 hereof if the Assessed Party is 724 or in accordance with Article 2 hereof if the Assessed Party is BMO). Such payments shall be subject to re-adjustment after the parties' respective rights and obligations in respect of the RST Claim calculated pursuant to Articles 1 and 2 are ultimately determined after the final resolution, including any appeals, of the RST Claim.

3.8 Any payment made in accordance with Article 1 or 2 (including pursuant to Section 3.7 above) and any payment otherwise made by either party or both parties to the Ministry of Finance in respect of an RST Claim shall be considered by the parties to be made in respect of and on account of the following:

     (a) if BMO is the Assessed Party: (i) the payment to be made by 724 to BMO pursuant to Article 2 and/or Section 3.7 shall be treated by the parties as a refund by 724 to BMO resulting from a reduction of the amount of the fees payable pursuant to the Technology License Agreement to which the RST Claim relates AB INITIO; and (ii) any payment made by BMO to the Ministry of Finance shall be considered to have been made as or on account of the applicable RST Claim that is payable pursuant to Section 3.4 of the Technology Licence Agreement (as required by applicable law); and

     (b) if 724 is the Assessed Party: (i) the payment to be made by BMO to 724 pursuant to Article 1 and/or Section 3.7 hereof shall be considered to be as or on account of the applicable RST Claim that is payable pursuant to Section 3.4 of the Technology License Agreement (as required by applicable law); and (ii) any payment made by 724 to the Ministry of Finance shall be treated by the parties as a refund to BMO resulting from a reduction of the amount of the fees payable pursuant to the Technology

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          Licence Agreement to which the RST Claim relates AB INITIO and in respect of which BMO shall be deemed to have irrevocably directed 724 to pay such sum to the Ministry of Finance in respect of the taxes payable pursuant to Section 3.4 of the Technology Licence Agreement.

     BMO and 724 covenant and agree to amend their books and records and/or file any amended tax returns as shall be reasonably required to confirm and acknowledge the nature and effect of the payments contemplated herein in accordance with this Section 3.8, all with effect as at the date of payment of the license fees in question.

                            ARTICLE 4 - GST GROSS-UP

4.1 If the Assessed Party, acting reasonably, determines that any payment (the "Payment") made pursuant to this Agreement is subject to taxes payable under the EXCISE TAX ACT (Canada) ("GST") or under any provincial legislation similar to the EXCISE TAX ACT, or under any successor legislation of like or similar effect (collectively, the "ETA"), or if any sales or other similar tax under any provincial legislation not substantially harmonized with the ETA is applicable to such Payment, the amount of the Payment shall be increased by the amount of all applicable taxes to the extent necessary to compensate the Assessed Party for any net GST or similar tax cost not recoverable as input tax credit or similar tax recoveries.

                          ARTICLE 5 - REFUND PROCEDURES

5.1 If any amount of retail sales tax, interest, penalties, expenses, fines, demands or other liabilities as a result of, arising from, in respect of, with respect to, on account of, or in connection with an RST Claim is refunded by the Ministry of Finance to the Assessed Party after the Other Party has made a payment to the Assessed Party in accordance with Article 1 or 2 hereof in respect of such RST Claim, the Assessed Party shall pay to the Other Party as soon as is reasonably possible fifty percent (50%) of the amount of the refund.

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                                 ARTICLE 6  - GENERAL

6.1 Any notice or other communication by the terms hereof required or permitted to be given by either party to the other shall be given in writing by personal delivery, by commercial courier or by registered mail, postage prepaid, or by facsimile transmission addressed to the other party or delivered to the other party, as the case may be, as follows:

          to BMO at:          55 Bloor Street West,   3rd Floor
                              Toronto, Ontario
                              M4W 3N5
                              Attention:     Lloyd Darlington, Chief
                                             Technology Officer

                              Telecopier:    (416) 927-2594

          with a copy to:     Law Department
                              First Canadian Place, 21st Floor
                              Toronto, Ontario
                              M5X 1A1
                              Attention:     Karen Rubin, Vice-President

                              Telecopier:    (416) 867-7191

          to 724 at:          724 Solutions Inc.
                              4101 Yonge Street, Suite 702
                              Toronto, Ontario
                              M2P 1N6
                              Attention:     Christopher Erickson, President

                              Telecopier:    (416) 226-4456

     or at such other address as may be given by either of them to the other in writing from time to time and such notice or other communication shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day or if the delivery is made after normal business hours, then the notice shall be deemed to have been given and received on the next business day. Any notice sent by prepaid registered mail from Toronto shall be deemed to have been given and received on the fourth business day following the date of its mailing. Any notice transmitted by facsimile on a business day during normal business hours in Toronto shall be deemed to have been given and received on the day of transmission or, if otherwise, on the first business day after its transmission, provided that, in either case, confirmation of transmission is retained. If notice is delivered by mail and if regular mail service shall be interrupted by strikes or other irregularities, such notice or other communication shall be deemed to have been received on the second business day following the resumption of normal mail service.

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                                      -8-

6.2 This Agreement shall enure to the benefit of and shall be binding upon 724 and BMO and their respective successors and assigns.

6.3 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. The parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

6.4 This Agreement and its terms and conditions shall not be disclosed by either party except as required by law or to enforce a party's rights hereunder.

          IN WITNESS WHEREOF the parties have executed this agreement the day of February, 1999, but with effect as of the date first written above.




                                     BANK OF MONTREAL

                                     Per: /s/ Lloyd Darlington
                                          ------------------------------------
                                          I have authority to bind the company



                                     724 SOLUTIONS INC.

                                     Per: /s/ Christopher Erickson
                                          ------------------------------------
                                          I have authority to bind the company